Exhibit 99.1

FIRST AMENDED AND RESTATED

ARTICLES OF INCORPORATION

of

MINTO BUILDERS (FLORIDA), INC.

Minto Builders (Florida), Inc., a Florida corporation (the “Corporation”), hereby certifies to the State of Florida Department of State, under a power contained in Section 607.1007 of the Florida Business Corporation Act, that:

FIRST:  the Corporation’s Articles of Incorporation, as heretofore amended (which, as hereafter restated or amended from time to time, are herein called the “Articles”), are hereby amended and restated as follows:

ARTICLE I

NAME

The name of this Corporation is MINTO BUILDERS (FLORIDA), INC.

ARTICLE II

NATURE OF BUSINESS

The general nature of the business and activities to be transacted and carried on by this Corporation are as follows:

A.                                   To purchase, take, receive, lease, or otherwise acquire, own, hold, improve, use, and otherwise deal in and with real or personal property or any interest therein, wherever situated.

B.                                     To sell, convey, mortgage, pledge, create a security interest in, lease, exchange, transfer, and otherwise dispose of all or any part of its property and assets.

C.                                     To lend money to, and use its credit to assist, its officers and employees or the officers or employees of a subsidiary of the Corporation, including any officer or employee who is a Director of the Corporation or of a subsidiary of the Corporation, whenever, in the judgment of the Directors, such loan or assistance may reasonably be expected to benefit the Corporation.  The loan or other assistance may be with or without interest and may be unsecured or secured in such manner as the Board of Directors of the Corporation (the “Board of Directors”) shall approve, including, without limitation, a pledge of shares of stock of the Corporation.  Nothing in this section shall be deemed to deny, limit, or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

D.                                    To purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, either domestic or foreign corporations, associations, partnerships, or individuals, or direct or indirect obligations of the United States or of any other government, state, territory, governmental district, or municipality or of any instrumentality thereof.

E.                                      To make contracts and guarantees and incur liabilities, borrow money at such rates of interest as the Corporation may determine, issue its notes, bonds, and other obligations, and secure any of its obligations by mortgage or pledge of all or any of its property, franchises, and income.

F.                                      To lend money for its corporate purposes, invest and reinvest its funds, and take and hold real personal property as security for the payment of funds so loaned or invested.

G.                                     To conduct its business, carry out its operations, and have offices and exercise the powers granted by The Florida General Corporation Act, Florida Statutes Chapter 607 (1976) as it now exists or as hereafter amended, within or without the State of Florida.

H.                                    To elect or appoint officers and agents of the Corporation and define their duties and fix their compensation.

I.                                         To make and alter By-laws, not inconsistent with these Articles or with the laws of the State of Florida, for the administration and regulation of the affairs of the Corporation.

J.                                        To make donations for the public welfare or for charitable, scientific, or educational purposes.

K.                                    To transact any lawful business which the Board of Directors shall find will be in aid of governmental policy.

L.                                      To pay pensions and establish pension plans, profit sharing plans, stock bonus plans, stock option plans, and other inventive plans for any or all of its Directors, officers, and employees and for any or all of the Directors, officers, and employees of any subsidiaries of the Corporation.

M.                                 To be a promoter, incorporator, general partner, limited partner, member, associate, or manager of any corporation, partnership, limited partnership, joint venture, trust, or other enterprise.

N.                                    To have and exercise all powers necessary or convenient to effect its purposes.

The objects and purposes specified in the foregoing paragraphs of this Article shall, unless expressly limited, not be limited or restricted by reference to, or inference from, any provision in this or any other Articles of these Articles, shall be regarded as independent objects and purposes shall be construed as powers as well as objects and purposes.

ARTICLE III

CAPITAL STOCK

The total number of shares of all classes of stock that the Corporation shall have authority to issue is 230,000, consisting of 23,000 shares of common stock having a par value of $1.00 per share (the “Common Stock”), and 207,000 shares of preferred stock having a par value of $0.01 per share (the “Preferred Stock”).

The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock.

The stock of the Corporation shall be issued for such consideration as may be determined by the Board of Directors.  Shareholders shall have no preemptive rights.  Shareholders may enter into agreements with the Corporation or with each other to control or restrict the transfer of stock and such agreements may take the form of options, rights of first refusal, keep-well agreements or any other lawful form of agreement.

ARTICLE IV

PRINCIPAL OFFICE; REGISTERED OFFICE AND AGENT

The principal office of the Corporation is located at 4400 West Sample Road, Coconut Creek, FL  33073-3450.  The street address of the registered office of the Corporation is 4400 West Sample Road, Coconut Creek, FL  33073-3450, and the name of the registered agent of this Corporation at that address is Michael Greenberg.

ARTICLE V

BOARD OF DIRECTORS

The business of this Corporation shall be managed by a board of Directors consisting of not fewer than one (1) person, the exact number in the determined from time to time in accordance with the By-Laws.  The names of the directors who shall act until their successors are duly chosen and qualified are:

Michael Greenberg
Roger Greenberg
Phillipe Joanisse

ARTICLE VI

[RESERVED]

ARTICLE VII

BY-LAWS

The shareholders or the Board of Directors shall adopt By-Laws for the Corporation.  The By-Laws may be amended, altered or repealed by the shareholders or the Board of Directors.  The By-Laws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or these Articles.

ARTICLE VIII

INDEMNIFICATION OF OFFICERS,
DIRECTORS, EMPLOYEES AND AGENTS

A.                                   The Corporation shall indemnify any Director or officer, and shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding:

1.                                       whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the Corporation) by reason of the fact that he is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Director, officer, employee, agent or other person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

2.                                       by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the judgment or settlement of such action or suit, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such Director, officer, employee, agent or other person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances in the case, such Director, officer, employee, agent or other person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

B.                                     To the extent that a Director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in paragraph A of this Article, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) and reasonably incurred by him in connection therewith.

C.                                     Any indemnification under paragraph A of this Article, unless pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraph A of this Article.  Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding or by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit or proceeding.

D.                                    Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon a preliminary determination following one of the procedures set forth in paragraph C that the Director, officer, employee, or agent met the applicable standard of conduct set forth in paragraph A and upon receipt of an undertaking by or on behalf of the Director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

E.                                      The Corporation shall have the power to make any other or further indemnification, except an indemnification against gross negligence or willful misconduct, under any by-law, agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

F.                                      Indemnification as provided in this Article shall continue as to a person who has ceased to be a Director, officer, employee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

G.                                     The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

H.                                    If any expense or other amounts are paid by way of indemnification otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the time of delivery to shareholders of written notice of the next annual meeting of shareholders, unless such meeting is held within three (3) months from the date of such payment, and in any event, within fifteen (15) months from the date of such payment, deliver either personally or by mail to each shareholder of record at the time entitled to vote for the election of Directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

I.                                         The right of indemnification hereinabove provided for shall not be exclusive of any rights to which any Director or officer of the Corporation may otherwise be entitled by law.

ARTICLE IX

AMENDMENT

These Articles may be amended or repealed by an affirmative vote of a majority of the shareholders at any meeting expressly called for said purpose, and all rights conferred upon shareholders hereunder are granted subject to this reservation.

SECOND:  These First Amended and Restated Articles of Incorporation contain amendments to the Corporation’s Articles of Incorporation requiring shareholder approval and the sole shareholder of the Corporation, by resolution duly adopted by written consent effective as of October 7, 2005, cast a number of votes sufficient for approval of these First Amended and Restated Articles of Incorporation.  Further, the Board of Directors of the Corporation, by resolution duly adopted by written consent effective as of October 7, 2005, approved these First Amended and Restated Articles of Incorporation.

THIRD:  Each of the undersigned acknowledges these First Amended and Restated Articles of Incorporation to be the act of the Corporation and, as to all matters and facts required to be verified under oath each of the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under penalties for perjury.

IN WITNESS WHEREOF, the undersigned subscriber has executed these First Amended and Restated Articles of Incorporation this 7th day of October, 2005.

MINTO BUILDERS (FLORIDA), INC.

By:	/s/	Michael Greenberg
Name:		Michael Greenberg
Title: President

By:	/s/	Philippe Joanisse
Name:		Philippe Joanisse
Title: Senior Vice President